UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 22, 2011

REALPAGE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34846	75-2788861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 International Parkway
Carrollton, Texas 75007
(Address of principal executive offices, including zip code)

(972) 820-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 22, 2011, RealPage, Inc. (the “Company”) entered into an Amended and Restated Credit Agreement (the “Amended Credit Agreement”) with each of the lenders party thereto (the “Lenders”), Comerica Bank, as co-arranger and Wells Fargo Capital Finance, LLC, as arranger and administrative agent (the “Agent”), providing for a credit facility that amends and replaces the Company’s Credit Agreement dated as of September 3, 2009 ( as amended from time to time, the “Original Agreement”).  The Amended Credit Agreement provides for a secured revolving credit facility in an aggregate principal amount of up to $150.0 million, subject to a borrowing formula, with a sublimit of $10.0 million for the issuance of letters of credit on the Company’s behalf, terminating December 30, 2015.  The Amended Credit Agreement converts the Company’s outstanding term loans in the amount of $57.9 million under the Original Agreement into revolving loans.  Proceeds of loans may be used for working capital and general corporate purposes.

Revolving loans accrue interest at a per annum rate equal to, at the Company’s option, either LIBOR or Wells Fargo’s prime rate, or, if greater, the federal funds rate plus 0.50% or three month LIBOR plus 1.00%, in each case plus a margin ranging from 2.50% to 3.00%, in the case of LIBOR loans, and 0.00% to 0.25% in the case of prime rate loans, based upon the Company’s senior leverage ratio.  The interest is due and payable monthly, in arrears, for loans bearing interest at the prime rate and at the end of an interest period in the case of loans bearing interest as the adjusted LIBOR rate.  Principal, together with all accrued and unpaid interest, is due and payable on the Maturity Date.

The Company may prepay the loans under the Amended Credit Agreement in whole or in part at any time without premium or penalty.  In addition, the Company is required to prepay the obligations under the Amended Credit Agreement with the proceeds of certain dispositions, extraordinary receipts, indebtedness and in full upon a change of control.

All of the obligations under the Amended Credit Agreement are secured by substantially all of the Company’s property.  All of the Company’s existing and future domestic subsidiaries are required to guaranty the obligations under the Amended Credit Agreement, other than certain immaterial subsidiaries and the Company’s payment processing subsidiary, RealPage Payment Processing Services, Inc.  The Company’s foreign subsidiaries may, under certain circumstances, be required to guaranty the Company’s obligations under the credit facility.  Such guarantees by existing and future subsidiaries are and will be secured by substantially all of the property of such subsidiaries.

The Amended Credit Agreement contains customary negative covenants, which limit the Company and certain subsidiaries’ ability to, among other things:

•	Incur additional indebtedness or guarantee indebtedness of others;
•	Create liens on their assets;
•	Enter into mergers or consolidations;
•	Dispose of assets;
•	Prepay indebtedness or make changes to their governing documents and certain agreements;

•	Pay dividends and make other distributions on the Company’s capital stock, and redeem and repurchase the Company’s capital stock;
•	Make investments, including certain acquisitions;
•	Enter into transactions with affiliates; and
•	Make capital expenditures.

The Amended Credit Agreement also contains customary affirmative covenants, including, among other things, requirements to: take certain actions in the event the Company forms or acquires new subsidiaries; locate collateral only at specified locations; and use commercially reasonable efforts to ensure that certain material contracts permit the assignment of the contract to lenders; subject in each case to customary exceptions and qualifications.  The Company is also required to maintain compliance with a fixed charge coverage ratio, which is a ratio of the Company’s EBITDA to its fixed charges as determined in accordance with the Amended Credit Agreement, of 1.25:1.00 for each 12-month period ending at the end of a fiscal quarter, and a senior leverage ratio, which is a ratio of the outstanding revolver usage to the Company’s EBITDA as determined in accordance with the Amended Credit Agreement, of 2.75:1.00 for each fiscal quarter.

The Amended Credit Agreement contains customary events of default subject to customary cure periods for certain defaults, that include, among others, non-payment defaults, covenant defaults, material judgment defaults, bankruptcy and insolvency defaults, cross-defaults to certain other material indebtedness, inaccuracy of representations and warranties, a failure to meet certain liquidity thresholds both before and after the Company makes cash payments for earnouts and holdbacks in connection with acquisition transactions and material defaults under certain agreements entered into by RealPage Payment Processing.  Under certain circumstances, a default interest rate will apply on all obligations during the event of default at a per annum rate equal to 3.00% above the applicable interest rate.

A copy of the Amended Credit Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.  The above description is qualified in its entirety by reference to the exhibit.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 8.01	Other Events.

On December 22, 2011, the Company issued a press release announcing that the Company amended and restated its credit facility.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement among the Registrant, Wells Fargo Capital Finance, LLC, Comerica Bank and the lenders party thereto, dated December 22, 2011
99.1	Press Release issued by RealPage, Inc. on December 22, 2011, announcing the amendment and restatement of its credit facility

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALPAGE, INC.

By:	/s/ Timothy J. Barker
Timothy J. Barker
Chief Financial Officer

Date: December 27, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement among the Registrant, Wells Fargo Capital Finance, LLC, Comerica Bank and the lenders party thereto, dated December 22, 2011
99.1	Press Release issued by RealPage, Inc. on December 22, 2011, announcing the amendment and restatement of its credit facility